Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Farmland Partners Inc. Registration Statements on Form S-3 (No. 333-266792, No. 333-255092, No. 333-254834, No. 333-224385, No. 333-224384, No. 333-203799 and No. 333-203798) and on Form S-8 (No. 333-195268, No. 333-203874, No. 333-217669 and No. 333-255962) of our report dated February 23, 2023, relating to the December 31, 2022 and 2021 consolidated financial statements and the financial statement schedule, which appears in the Farmland Partners Inc. Annual Report on Form 10-K as of December 31, 2022.

/s/ Plante & Moran PLLC

Denver, Colorado

February 23, 2023